CHANG LEE LLP
CHARTERED ACCOUNTANTS
                                                         606 - 815 Hornby Street
                                                         Vancouver, B.C, V6Z 2E6
                                                              Tel:  604-687-3776
                                                               Fax: 604-688-3373
                                                    E-mail: info@changleellp.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use of our report dated November 26, 2010, with respect to the balance sheets of Castmor Resources Ltd. as at August 31, 2010 and 2009 and the related statements of stockholders' equity, operations and comprehensive loss, and cash flows for the years then ended and for the period from June 27, 2005 (date of inception) to August 31, 2010, included in the filing of the registration Statement Form S-1, dated March 23, 2011.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.








Vancouver,  British  Columbia,  Canada                   "Chang Lee LLP"
March  23,  2011                                      Chartered  Accountants